                            OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

While the Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.

                              LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                                /s/ Jon A. Boxia

                                                PRESIDENT


                                                                        (Page 1)


                OPTIONAL METHODS OF SETTLEMENT (CONTINUED)

  LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - MALE
-------------------------------------------------------------------------------------------------------------
  Settlement age of    Number of installments certain   Settlement age of    Number of installments certain
  payee nearest                                         payee nearest
      birthday        60      120      180     240         birthday        60      120      180      240
-------------------------------------------------------------------------------------------------------------
  Age  Life Annuity                                     Age  Life Annuity
  10      $2.87      $2.87   $2.87    $2.87    $2.87    35      $3.44      $3.44   $3.44    $3.43    $3.41
  11       2.89       2.89    2.89     2.88     2.88    36       3.48       3.48    3.48     3.46     3.45
  12       2.90       2.90    2.90     2.90     2.90    37       3.52       3.52    3.52     3.50     3.48
  13       2.92       2.92    2.91     2.91     2.91    38       3.57       3.56    3.56     3.54     3.52
  14       2.93       2.93    2.93     2.93     2.92    39       3.61       3.61    3.60     3.58     3.56

  15       2.95       2.95    2.95     2.94     2.94    40       3.66       3.65    3.65     3.63     3.60
  16       2.96       2.96    2.96     2.96     2.96    41       3.71       3.70    3.69     3.67     3.64
  17       2.98       2.98    2.98     2.98     2.97    42       3.76       3.75    3.74     3.72     3.68
  18       3.00       3.00    3.00     2.99     2.99    43       3.81       3.81    3.79     3.77     3.73
  19       3.02       3.02    3.01     3.01     3.01    44       3.87       3.86    3.85     3.82     3.77

  20       3.04       3.04    3.03     3.03     3.03    45       3.93       3.92    3.90     3.87     3.82
  21       3.06       3.05    3.05     3.05     3.05    46       3.99       3.98    3.96     3.92     3.87
  22       3.08       3.08    3.07     3.07     3.07    47       4.05       4.05    4.02     3.98     3.92
  23       3.10       3.10    3.09     3.09     3.09    48       4.12       4.11    4.09     4.04     3.97
  24       3.12       3.12    3.12     3.11     3.11    49       4.19       4.18    4.15     4.10     4.03

  25       3.14       3.14    3.14     3.14     3.13    50       4.27       4.26    4.22     4.17     4.08
  26       3.17       3.17    3.16     3.16     3.15    51       4.34       4.33    4.30     4.23     4.14
  27       3.19       3.19    3.19     3.19     3.18    52       4.43       4.41    4.37     4.30     4.20
  28       3.22       3.22    3.22     3.21     3.20    53       4.51       4.50    4.45     4.37     4.26
  29       3.25       3.25    3.24     3.24     3.23    54       4.60       4.59    4.54     4.45     4.32

  30       3.28       3.28    3.27     3.27     3.26    55       4.70       4.68    4.62     4.53     4.39
  31       3.31       3.31    3.30     3.30     3.29    56       4.80       4.78    4.72     4.61     4.45
  32       3.34       3.34    3.33     3.33     3.32    57       4.91       4.89    4.82     4.69     4.51
  33       3.37       3.37    3.37     3.36     3.35    58       5.03       5.00    4.92     4.78     4.58
  34       3.41       3.41    3.40     3.39     3.38    59       5.15       5.12    5.03     4.87     4.65



----------------------------------------------------
 Settlement age of    Number of installments certain
 payee nearest
     birthday        60      120      180     240
----------------------------------------------------
 Age  Life Annuity
 60      $5.28      $5.25   $5.14    $4.96    $4.71
 61       5.43       5.39    5.27     5.06     4.78
 62       5.58       5.53    5.39     5.16     4.84
 63       5.74       5.69    5.53     5.26     4.90
 64       5.91       5.85    5.66     5.36     4.96

 65       6.10       6.03    5.81     5.46     5.02
 66       6.30       6.21    5.96     5.56     5.08
 67       6.51       6.41    6.12     5.66     5.13
 68       6.73       6.62    6.28     5.77     5.18
 69       6.97       6.84    6.44     5.86     5.23

 70       7.23       7.07    6.61     5.96     5.27
 71       7.51       7.32    6.79     6.05     5.31
 72       7.80       7.58    6.96     6.14     5.34
 73       8.12       7.85    7.14     6.23     5.37
 74       8.46       8.14    7.32     6.31     5.40

 75       8.82       8.45    7.50     6.38     5.42
 76       9.21       8.76    7.67     6.45     5.44
 77       9.63       9.10    7.84     6.51     5.45
 78      10.08       9.44    8.01     6.57     5.47
 79      10.56       9.80    8.17     6.62     5.48

 80      11.07      10.17    8.33     6.66     5.49
 81      11.62      10.55    8.48     6.70     5.49
 82      12.20      10.94    8.61     6.73     5.50
 83      12.82      11.33    8.74     6.76     5.50
 84      13.47      11.73    8.86     6.79     5.51

 85      14.17      12.12    8.97     6.81     5.51

                                                                       (Page 2)


                                  OPTIONAL METHODS OF SETTLEMENT (CONTINUED)

  LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - FEMALE
---------------------------------------------------------------------------------------------------------------
Settlement age of    Number of installments certain      Settlement age of    Number of installments certain
payee nearest                                            payee nearest
birthday             60      120      180      240       birthday        60      120      180            240
---------------------------------------------------------------------------------------------------------------
  Age  Life Annuity                                        Age  Life Annuity
  10      $2.80      $2.80   $2.80    $2.80    $2.80       35      $3.26      $3.26   $3.26    $3.25    $3.24
  11       2.81       2.81    2.81     2.81     2.81       36       3.29       3.29    3.29     3.28     3.27
  12       2.82       2.82    2.82     2.82     2.82       37       3.32       3.32    3.32     3.31     3.30
  13       2.83       2.83    2.83     2.83     2.83       38       3.35       3.35    3.35     3.34     3.33
  14       2.85       2.85    2.85     2.84     2.84       39       3.39       3.39    3.38     3.38     3.37

  15       2.86       2.86    2.86     2.86     2.86       40       3.42       3.42    3.42     3.41     3.40
  16       2.87       2.87    2.87     2.87     2.87       41       3.46       3.46    3.46     3.45     3.43
  17       2.89       2.89    2.89     2.88     2.88       42       3.50       3.50    3.50     3.49     3.47
  18       2.90       2.90    2.90     2.90     2.90       43       3.54       3.54    3.54     3.53     3.51
  19       2.92       2.92    2.92     2.91     2.91       44       3.59       3.59    3.58     3.57     3.55

  20       2.93       2.93    2.93     2.93     2.93       45       3.64       3.63    3.63     3.61     3.59
  21       2.95       2.95    2.95     2.95     2.94       46       3.68       3.68    3.67     3.66     3.63
  22       2.96       2.96    2.96     2.96     2.96       47       3.73       3.73    3.72     3.71     3.68
  23       2.98       2.98    2.98     2.98     2.98       48       3.79       3.79    3.77     3.76     3.72
  24       3.00       3.00    3.00     3.00     2.99       49       3.84       3.84    3.83     3.81     3.77

  25       3.02       3.02    3.02     3.02     3.01       50       3.90       3.90    3.89     3.86     3.82
  26       3.04       3.04    3.04     3.03     3.03       51       3.97       3.96    3.95     3.92     3.88
  27       3.06       3.06    3.06     3.06     3.05       52       4.03       4.03    4.01     3.98     3.93
  28       3.08       3.08    3.08     3.08     3.07       53       4.10       4.10    4.08     4.04     3.99
  29       3.10       3.10    3.10     3.10     3.09       54       4.18       4.17    4.15     4.11     4.04

  30       3.13       3.13    3.12     3.12     3.12       55       4.25       4.25    4.22     4.18     4.11
  31       3.15       3.15    3.15     3.14     3.14       56       4.34       4.33    4.30     4.25     4.17
  32       3.18       3.18    3.17     3.17     3.16       57       4.42       4.41    4.38     4.32     4.23
  33       3.20       3.20    3.20     3.20     3.19       58       4.52       4.51    4.47     4.40     4.30
  34       3.23       3.23    3.23     3.22     3.22       59       4.61       4.60    4.56     4.48     4.37



----------------------------------------------------
  Settlement age of    Number of installments certain
  payee nearest
      birthday        60      120      180      240
----------------------------------------------------
  Age  Life Annuity
  60      $4.72      $4.70   $4.66    $4.57    $4.44
  61       4.83       4.81    4.76     4.66     4.51
  62       4.95       4.93    4.87     4.75     4.58
  63       5.08       5.05    4.98     4.85     4.65
  64       5.21       5.18    5.10     4.95     4.72

  65       5.36       5.32    5.22     5.05     4.79
  66       5.51       5.47    5.36     5.16     4.86
  67       5.67       5.63    5.50     5.26     4.93
  68       5.85       5.80    5.65     5.37     5.00
  69       6.04       5.98    5.80     5.49     5.06

  70       6.25       6.18    5.97     5.60     5.12
  71       6.47       6.39    6.14     5.71     5.18
  72       6.71       6.62    6.32     5.83     5.23
  73       6.98       6.86    6.50     5.94     5.28
  74       7.26       7.12    6.69     6.04     5.32

  75       7.57       7.40    6.89     6.14     5.35
  76       7.90       7.69    7.09     6.24     5.39
  77       8.26       8.01    7.29     6.33     5.41
  78       8.65       8.34    7.49     6.41     5.43
  79       9.08       8.70    7.69     6.49     5.45

  80       9.54       9.07    7.89     6.55     5.47
  81      10.03       9.47    8.08     6.61     5.48
  82      10.58       9.88    8.26     6.66     5.49
  83      11.16      10.31    8.43     6.70     5.49
  84      11.80      10.75    8.59     6.74     5.50

  85      12.48      11.20    8.74     6.77     5.50


Annuity Certain Table for Each $1,000 Applied

----------------------------------------------------------------------------------------------------------
 Numbers of years        Amount of each installment      Number of years         Amount of each installment
   during which                                           during which
installments will be                                    installments will be
       paid                Annual         Monthly              paid                  Annual       Monthly
-----------------------------------------------------------------------------------------------------------
       5                   $211.99        $17.91              12                     $97.54         $8.24
       6                    179.22         15.14              13                      91.29          7.71
       7                    155.83         13.16              14                      85.95          7.26
       8                    138.31         11.68              15                      81.33          6.87
       9                    124.69         10.53              16                      77.29          6.53
      10                    113.82          9.61              17                      73.74          6.23
      11                    104.93          8.86              18                      70.59          5.96

-------------------------------------------------
 Number of years       Amount of each installment
   during which
installments will be
      paid              Annual           Monthly
-------------------------------------------------
     19                 $67.78            $5.73
     20                  65.26             5.51
     25                  55.76             4.71
     30                  49.53             4.18

                                                                       (Page 3)

                            OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

While the Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.


                                       LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                       /s/ Jon A. Boxia
                                           PRESIDENT


                                                                        (Page 1)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED
- UNISEX



--------------------------------------------------------      --------------------------------------------------------
  Settlement age of      Number of installments certain         Settlement age of      Number of installments certain
  payee nearest                                                 payee nearest
      birthday          60        120       180    240              birthday          60        120       180    240
-------------------------------------------------------       --------------------------------------------------------
  Age    Life Annuity                                         Age    Life Annuity
  10      2.84         2.84      2.84      2.84     2.83        35      3.35         3.35      3.35      3.34     3.33
  11      2.85         2.85      2.85      2.85     2.85        36      3.39         3.39      3.38      3.38     3.36
  12      2.86         2.86      2.86      2.86     2.86        37      3.42         3.42      3.42      3.41     3.40
  13      2.88         2.88      2.88      2.87     2.87        38      3.46         3.46      3.46      3.45     3.43
  14      2.89         2.89      2.89      2.89     2.89        39      3.50         3.50      3.49      3.48     3.47
  15      2.91         2.90      2.90      2.90     2.90        40      3.54         3.54      3.54      3.52     3.50
  16      2.92         2.92      2.92      2.92     2.91        41      3.59         3.59      3.58      3.56     3.54
  17      2.94         2.94      2.93      2.93     2.93        42      3.63         3.63      3.62      3.61     3.58
  18      2.95         2.95      2.95      2.95     2.95        43      3.68         3.68      3.67      3.65     3.62
  19      2.97         2.97      2.97      2.96     2.96        44      3.73         3.73      3.72      3.70     3.67
  20      2.99         2.99      2.98      2.98     2.98        45      3.78         3.78      3.77      3.74     3.71
  21      3.00         3.00      3.00      3.00     3.00        46      3.84         3.84      3.82      3.79     3.76
  22      3.02         3.02      3.02      3.02     3.01        47      3.90         3.89      3.88      3.85     3.80
  23      3.04         3.04      3.04      3.04     3.03        48      3.96         3.95      3.93      3.90     3.85
  24      3.06         3.06      3.06      3.06     3.05        49      4.02         4.02      3.99      3.96     3.91
  25      3.08         3.08      3.08      3.08     3.07        50      4.09         4.08      4.06      4.02     3.96
  26      3.11         3.11      3.10      3.10     3.10        51      4.16         4.15      4.13      4.08     4.01
  27      3.13         3.13      3.13      3.12     3.12        52      4.23         4.22      4.20      4.15     4.07
  28      3.15         3.15      3.15      3.15     3.14        53      4.31         4.30      4.27      4.21     4.13
  29      3.18         3.18      3.17      3.17     3.16        54      4.39         4.38      4.35      4.28     4.19
  30      3.20         3.20      3.20      3.20     3.19        55      4.48         4.47      4.43      4.36     4.25
  31      3.23         3.23      3.23      3.22     3.22        56      4.57         4.56      4.51      4.43     4.32
  32      3.26         3.26      3.26      3.25     3.24        57      4.67         4.65      4.60      4.51     4.38
  33      3.29         3.29      3.29      3.28     3.27        58      4.78         4.76      4.70      4.60     4.45
  34      3.32         3.32      3.32      3.31     3.30        59      4.89         4.87      4.80      4.68     4.51


--------------------------------------------------------
  Settlement age of      Number of installments certain
  payee nearest
      birthday          60        120       180    240
--------------------------------------------------------
  Age    Life Annuity
  60      5.00         4.98      4.91      4.77     4.58
  61      5.13         5.10      5.02      4.87     4.65
  62      5.27         5.23      5.13      4.96     4.72
  63      5.41         5.37      5.26      5.06     4.79
  64      5.56         5.52      5.39      5.16     4.85
  65      5.73         5.68      5.52      5.27     4.92
  66      5.90         5.84      5.67      5.37     4.98
  67      6.09         6.02      5.82      5.48     5.04
  68      6.29         6.21      5.97      5.58     5.10
  69      6.51         6.41      6.13      5.69     5.15
  70      6.74         6.63      6.30      5.79     5.20
  71      6.99         6.86      6.47      5.90     5.25
  72      7.25         7.10      6.65      6.00     5.29
  73      7.54         7.36      6.83      6.09     5.33
  74      7.85         7.63      7.02      6.19     5.36
  75      8.19         7.92      7.21      6.27     5.39
  76      8.55         8.23      7.39      6.36     5.42
  77      8.93         8.56      7.58      6.43     5.44
  78      9.35         8.90      7.77      6.50     5.45
  79      9.80         9.26      7.95      6.56     5.47
  80     10.29         9.63      8.12      6.61     5.48
  81     10.81        10.02      8.29      6.66     5.49
  82     11.37        10.42      8.45      6.70     5.49
  83     11.98        10.83      8.60      6.74     5.50
  84     12.62        11.25      8.74      6.76     5.50
  85     13.31        11.67      8.86      6.79     5.51



--------------------------------------------------------      --------------------------------------------------------

ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED                 ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
--------------------------------------------------------      --------------------------------------------------------
    Numbers of years       Amount of each installment             Numbers of years       Amount of each installment
      during which                                                  during which
   installments will be                                          installments will be
          paid                Annual         Monthly                    paid                Annual         Monthly
--------------------------------------------------------      --------------------------------------------------------

          5                   $211.99         $17.91                    12                     97.54           8.24
          6                    179.22          15.14                    13                     91.29           7.71
          7                    155.83          13.16                    14                     85.95           7.26
          8                    138.31          11.68                    15                     81.33           6.87
          9                    124.69          10.53                    16                     77.29           6.53
         10                    113.82           9.61                    17                     73.74           6.23
         11                    104.93           8.86                    18                     70.59           5.96



--------------------------------------------------------

ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
--------------------------------------------------------
    Numbers of years       Amount of each installment
      during which
   installments will be
          paid                Annual         Monthly
--------------------------------------------------------
         19                     67.78           5.73
         20                     65.26           5.51
         25                     55.76           4.71
         30                     49.53           4.18
--------------------------------------------------------

                                                                        (Page 2)

                      WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER

This rider is made part of the policy to which it is attached if "Form LR436, Waiver of Monthly Deduction Benefit" is shown in the Policy Specifications. As used in this rider the Date of Expiry is the policy anniversary nearest to the Insured's 65th birthday.

BENEFITS. The Company will waive the monthly deductions falling due under the policy, during the continuance of Total Disability (as defined below) provided:
(a) Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday, (b) the Home Office is furnished due proof that the Insured has become so disabled, (c) the Insured has remained continuously so disabled for at least 6 consecutive months, and (d) regular care and treatment by a physician other than the Insured is necessary.

If Total Disability commences on or after the policy anniversary nearest to the Insured's 60th birthday but prior to the Date of Expiry, such monthly deductions falling due will be waived subject to the above due proof, continuous disability, and physician's care requirements, but not beyond the Date of Expiry.

If Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday and the Insured remains continuously so disabled to the policy anniversary nearest to the Insured's 65th birthday, Total Disability will be deemed to be permanent. In such event, all such monthly deductions falling due subsequent to the policy anniversary nearest the Insured's 65th birthday will be waived automatically as long as the Insured shall live.

All monthly deductions made which subsequently qualify for waiver will be added to the Accumulation Value in the same manner in which monthly deductions are made under the policy.

DEFINITION OF TOTAL DISABILITY. The term "Total Disability" as used in this rider means the complete incapacity of the Insured which (a) results from bodily injury or disease beginning while this policy and this rider are in force, and
(b) during the first 24 months of disability prevents the Insured from performing the duties of the Insured's occupation and thereafter prevents the Insured from engaging in any occupation or business for which the Insured is qualified or may reasonably become qualified by education, training or experience.

The term "Total Disability" also means the total and irrecoverable loss of the sight of both eyes, or of the use of both hands, or both feet, or of one hand and one foot whether or not such loss prevents the Insured from engaging in any occupation or business provided, however, the cause of such loss occurs after the effective date of this rider.

RISKS NOT COVERED. The insurance under this rider does not cover disability resulting from (a) intentionally self-inflicted injury or (b) military or naval service with any country at war. "Military or naval service" includes service in any air force or branch of any country or international organization or combination of countries. "War" includes undeclared war and armed conflict involving the military, naval or air forces of any country, international organization or combination of countries.

CHANGE IN DEATH BENEFIT. The Company will not allow an increase in the Specified Amount under the policy during the continuance of Total Disability.

Unless provided otherwise, if Death Benefit Option 1 is in effect when waiver of monthly deductions commence, the Company will automatically change it to Death Benefit Option 2. In such event, the Company will reduce the Specified Amount to equal the death benefit less the Accumulation Value of the policy as of the date Total Disability commenced.

COST OF INSURANCE. The cost for the insurance provided by this rider will be part of the monthly deduction made under the policy. The amount so deducted each month will be determined by multiplying the applicable Rate Factor from the table below by the sum of all the other covered monthly charges for the policy and all riders.




                                                                        (Page 1)

If the Insured is in a rated premium class, the rate factor used in determining the cost for the insurance will be the Rate Factor from the table multiplied by the Risk Factor, if any, shown in the Policy Specifications.

                   ATTAINED
                      AGE           MALE RATE     FEMALE RATE
              (NEAREST BIRTHDAY)     FACTOR         FACTOR
              ---------------------------------------------------
                     5-24             .0270          .0315
                     25-39            .0300          .0350
                     40-44            .0300          .0425
                     45-49            .0350          .0500
                     50-54            .0500          .0600
                      55              .0650          .0800
                      56              .0750          .0900
                      57              .0850          .1000
                      58              .0950          .1100
                      59              .1050          .1200
                      60              .0750          .0900
                      61              .0700          .0850
                      62              .0650          .0800
                      63              .0500          .0600
                      64              .0200          .0300

WRITTEN NOTICE AND PROOF OF CLAIM. Written notice of claim and due proof of Total Disability must be given to the Company at the Home Office (a) while the Insured is alive and during the continuance of Total Disability and (b) no later than 12 months after the Date of Expiry.

Failure to give such timely notice and proof will not, however, invalidate or diminish any claim if it is shown that such notice and proof were given as soon as was reasonably possible. In such event, the Company will not waive any monthly deductions which were made more than 12 months before the date of receipt of written notice of claim.

PROOF OF CONTINUATION OF TOTAL DISABILITY. While the Insured is disabled, the Company may require proof of the continuance of Total Disability and may require the Insured to be examined from time to time by a physician other than the Insured. If such proof is not furnished or if the Insured fails to submit to such examination no further monthly deductions will be waived.

RECOVERY FROM DISABILITY. If and when the Insured has recovered from Total Disability, no further monthly deductions will be waived. Monthly deductions becoming due after such recovery will be made in accordance with the terms of the policy.

TERMINATION. This rider and all insurance provided under it will terminate automatically upon whichever of the following occurs first: (a) the Date of Expiry, except with respect to benefits accruing during the continuance of any then existing Total Disability for which the Company has received due proof as required, (b) nonpayment of a premium within the grace period as specified in the policy, (c) the date the policy matures or is continued in force under a settlement option, or (d) surrender or other termination of the policy. If, however, the policy is reinstated prior to the Date of Expiry, this rider will likewise be reinstated.

Upon written request and the return of the policy for endorsement, this rider may be terminated as of any Monthly Anniversary Day. In such event, subsequent monthly deductions will be reduced accordingly.






                                                                        (Page 2)

INCONTESTABILITY. Except for nonpayment of monthly deductions, this rider will be incontestable after it has been in force during the Insured's lifetime and without the occurrence of Total Disability (a) for 2 years from its date of issue, or (b) with respect to any increase in Specified Amount under the policy, for 2 years from the date of such increase.

CONSIDERATION. The consideration for the Waiver of Monthly Deductions Benefit is the application for this benefit, a copy of which is attached to and made a part of the policy, and the payment of the additional cost for this benefit.

EFFECTIVE DATE. This rider becomes effective as of its date of issue which is the Date of Issue of the policy unless a later date is shown in the Policy Specifications.


                                       LINCOLN NATIONAL LIFE INSURANCE COMPANY




                                       /s/ Jon A. Boxia
                                           PRESIDENT
















                                                                        (Page 3)

                      Waiver of Monthly Deduction Benefit Rider

This rider is made part of the policy to which it is attached if "Form LR437, Waiver of Monthly Deduction Benefit" is shown in the Policy Specifications. As used in this rider the Date of Expiry is the policy anniversary nearest to the Insured's 65th birthday.

BENEFITS. The Company will waive the monthly deductions falling due under the policy, during the continuance of Total Disability (as defined below) provided:
(a) Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday, (b) the Home Office is furnished due proof that the Insured has become so disabled, (c) the Insured has remained continuously so disabled for at least 6 consecutive months, and (d) regular care and treatment by a physician other than the Insured is necessary.

If Total Disability commences on or after the policy anniversary nearest to the Insured's 60th birthday but prior to the Date of Expiry, such monthly deductions falling due will be waived subject to the above due proof, continuous disability, and physician's care requirements, but not beyond the Date of Expiry.

If Total Disability commences prior to the policy anniversary nearest to the Insured's 60th birthday and the Insured remains continuously so disabled to the policy anniversary nearest to the Insured's 65th birthday, Total Disability will be deemed to be permanent. In such event, all such monthly deductions falling due subsequent to the policy anniversary nearest the Insured's 65th birthday will be waived automatically as long as the Insured shall live.

All monthly deductions made which subsequently qualify for waiver will be added to the Accumulation Value in the same manner in which monthly deductions are made under the policy.

DEFINITION OF TOTAL DISABILITY. The term "Total Disability" as used in this rider means the complete incapacity of the Insured which (a) results from bodily injury or disease beginning while this policy and this rider are in force, and
(b) during the first 24 months of disability prevents the Insured from performing the duties of the Insured's occupation and thereafter prevents the Insured from engaging in any occupation or business for which the Insured is qualified or may reasonably become qualified by education, training or experience.

The term "Total Disability" also means the total and irrecoverable loss of the sight of both eyes, or of the use of both hands, or both feet, or of one hand and one foot whether or not such loss prevents the Insured from engaging in any occupation or business provided, however, the cause of such loss occurs after the effective date of this rider.

RISKS NOT COVERED. The insurance under this rider does not cover disability resulting from (a) intentionally self-inflicted injury or (b) military or naval service with any country at war. "Military or naval service" includes service in any air force or branch of any country or international organization or combination of countries. "War" includes undeclared war and armed conflict involving the military, naval or air forces of any country, international organization or combination of countries.

CHANGE IN DEATH BENEFIT. The Company will not allow an increase in the Specified Amount under the policy during the continuance of Total Disability.

Unless provided otherwise, if Death Benefit Option 1 is in effect when waiver of monthly deductions commence, the Company will automatically change it to Death Benefit Option 2. In such event, the Company will reduce the Specified Amount to equal the death benefit less the Accumulation Value of the policy as of the date Total Disability commenced.

COST OF INSURANCE. The cost for the insurance provided by this rider will be part of the monthly deduction made under the policy. The amount so deducted each month will be determined by multiplying the applicable Rate Factor from the table below by the sum of all the other covered monthly charges for the policy and all riders.


                                                                        (Page 1)

If the Insured is in a rated premium class, the rate factor used in determining the cost for the insurance will be the Rate Factor from the table multiplied by the Risk Factor, if any, shown in the Policy Specifications.

         ---------------------------------------------------
                   ATTAINED
                     AGE                          RATE
              (NEAREST BIRTHDAY)                 FACTOR
         ---------------------------------------------------
                    5-24                         .0270
                   25-39                         .0300
                   40-44                         .0300
                   45-49                         .0350
                   50-54                         .0500
                     55                          .0650
                     56                          .0750
                     57                          .0850
                     58                          .0950
                     59                          .1050
                     60                          .0750
                     61                          .0700
                     62                          .0650
                     63                          .0500
                     64                          .0200
         ---------------------------------------------------

WRITTEN NOTICE AND PROOF OF CLAIM. Written notice of claim and due proof of Total Disability must be given to the Company at the Home Office (a) while the Insured is alive and during the continuance of Total Disability and (b) no later than 12 months after the Date of Expiry.

Failure to give such timely notice and proof will not, however, invalidate or diminish any claim if it is shown that such notice and proof were given as soon as was reasonably possible. In such event, the Company will not waive any monthly deductions which were made more than 12 months before the date of receipt of written notice of claim.

PROOF OF CONTINUATION OF TOTAL DISABILITY. While the Insured is disabled, the Company may require proof of the continuance of Total Disability and may require the Insured to be examined from time to time by a physician other than the Insured. If such proof is not furnished or if the Insured fails to submit to such examination no further monthly deductions will be waived.

RECOVERY FROM DISABILITY. If and when the Insured has recovered from Total Disability, no further monthly deductions will be waived. Monthly deductions becoming due after such recovery will be made in accordance with the terms of the policy.

TERMINATION. This rider and all insurance provided under it will terminate automatically upon whichever of the following occurs first: (a) the Date of Expiry, except with respect to benefits accruing during the continuance of any then existing Total Disability for which the Company has received due proof as required, (b) nonpayment of a premium within the grace period as specified in the policy, (c) the date the policy matures or is continued in force under a settlement option, or (d) surrender or other termination of the policy. If, however, the policy is reinstated prior to the Date of Expiry, this rider will likewise be reinstated.

Upon written request and the return of the policy for endorsement, this rider may be terminated as of any Monthly Anniversary Day. In such event, subsequent monthly deductions will be reduced accordingly.


                                                                       (Page 2)

INCONTESTABILITY. Except for nonpayment of monthly deductions, this rider will be incontestable after it has been in force during the Insured's lifetime and without the occurrence of Total Disability (a) for 2 years from its date of issue, or (b) with respect to any increase in Specified Amount under the policy, for 2 years from the date of such increase.

CONSIDERATION. The consideration for the Waiver of Monthly Deductions Benefit is the application for this benefit, a copy of which is attached to and made a part of the policy, and the payment of the additional cost for this benefit.

EFFECTIVE DATE. This rider becomes effective as of its date of issue which is the Date of Issue of the policy unless a later date is shown in the Policy Specifications.


                                       LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                                 /s/ Gon A. Boxia
                                                     President


                                                                       (Page 3)